UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 20, 2010

CONSOLIDATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-142105	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2756 N. Green Valley Parkway, Suite 225
Henderson, NV  89014
(Address of Principal Executive Offices)  (Zip Code)

(702) 614-5333
(Registrant's Telephone Number, Including Area Code)

____________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS.

(d) Effective August 20, 2010, Consolidation Services, Inc. (the “Company”) elected Benjamin Daitch to its Board of Directors.

Certain biological information concerning Mr. Daitch is as follows:

Ben Daitch, age 42, was appointed as a member of the Board of Directors of the Company on August 20, 2010.  Mr. Daitch is a seasoned financial executive in the oil and gas industry with more than 18 years of experience having worked both as an investment banker and as a senior executive in the industry.  He has been Chief Financial Officer and Senior Vice President of Cano Petroleum, Inc. since June 2008 where he is responsible for the accounting, treasury, investor relations, human resources and information functions.  He also served as Senior Vice President and CFO at CDX Gas, LLC (“CDX”) a privately held oil and gas company.  Prior to his time at CDX, Mr. Daitch worked for Trust Company of the West (“TCW”) a U.S. based investment management firm as Vice President in the Energy and Infrastructure Group.  Before working at TCW, Mr. Daitch worked as an investment banker at UBS Investment Bank, Banc of America Securities and Deutsche Bank.  Mr. Daitch received his MBA from New York University – Leonard N. Stern School of Business and has a Bachelor of Science in Management from Binghamton University.

There are no arrangements, or understandings between the Mr. Daitch and any other person pursuant to which he was elected a director.  There are no material plans, contracts or arrangements pursuant to which Mr. Daitch is a party or in which he participates other than those available to all officers and directors of the Company and as follows.

Mr. Daitch was awarded 100,000 shares of the Company’s Common Stock upon his election to the Board.  These shares are restricted Common Stock all of which are fully vested.  The Board of Directors also awarded 50,000 shares of restricted Common Stock fully vested to Richard Polep, an independent member of the Board of Directors.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits – none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2010	CONSOLIDATION SERVICES, INC.

By: /s/ Steven Thompson
Name: Steven Thompson
Title: Chief Executive Officer